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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported) April 18, 1995


                           HUBCO, INC.
     (Exact name of registrant as specified in its charter)


                           New Jersey
         (State or other jurisdiction of incorporation)

            1-10699                       22-2405746
  (Commission File Number)   (IRS Employer Identification No.)

       1000 MacArthur Boulevard, Mahwah, New Jersey  07430
            (Address of principal executive offices)

                         (201) 236-2640
      (Registrant's telephone number, including area code)


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Item 5.   Other Events.

     On April 18, 1995, HUBCO, Inc. ("HUBCO") issued a press release reporting its earnings for the first quarter of 1995.
Net income for the first quarter ended March 31, 1995 was $4,788,000 or $.44 per share, representing an earnings per share increase of 13% from the first quarter of 1994.


Item 7.   Exhibits.

     99.1      Press Release dated April 18, 1995

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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   HUBCO, INC.

Dated: April 21, 1995              By: D. LYNN VAN BORKULO-NUZZO
                                       -------------------------
                                       D. Lynn Van Borkulo-Nuzzo
                                       Executive Vice President

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                        INDEX TO EXHIBITS

99.1      Press Release dated April 18, 1995